Exhibit 99.1

Janus Investment Fund ("JIF")

			Lipper Rankings Based on Total Returns as of 12/31/08
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds
Growth Funds
Janus Twenty Fund(1)	Jan-08	Large-Cap Growth Funds	65	522 / 803	1	5 / 679	1	2 / 567	18	49 / 274	‡
Janus Fund	Oct-07	Large-Cap Growth Funds	48	381 / 803	25	164 / 679	45	251 / 567	49	133 / 274	47	359 / 778
Janus Orion Fund	Dec-07	Multi-Cap Growth Funds	94	472 / 506	18	69 / 386	5	13 / 320	—	—	94	472 / 506
Janus Research Fund	Jan-06	Large-Cap Growth Funds	81	648 / 803	32	216 / 679	22	121 / 567	20	54 / 274	33	222 / 680
Janus Enterprise Fund	Oct-07	Mid-Cap Growth Funds	39	230 / 602	16	82 / 522	7	29 / 419	65	126 / 195	31	181 / 592
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	96	576 / 603	48	243 / 507	46	184 / 406	52	104 / 202	39	115 / 298
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	37	221 / 603	6	26 / 507	—	—	—	—	2	10 / 526
Core Funds
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	96	751 / 787	22	135 / 640	2	8 / 455	—	—	14	32 / 228
Janus Growth and Income Fund	Nov-07	Large-Cap Core Funds	89	756 / 851	89	637 / 720	59	354 / 606	27	92 / 344	86	726 / 845
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	4	17 / 513	5	16 / 382	3	7 / 273	9	13 / 145	2	4 / 349
Janus Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	91	771 / 851	81	581 / 720	25	148 / 606	15	50 / 344	85	714 / 845
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	28	214 / 787	41	259 / 640	13	56 / 455	—	—	22	91 / 416
Global/International Funds
Janus Overseas Fund	Jun-03	International Funds	96	1137 / 1189	10	81 / 865	2	9 / 701	11	37 / 360	2	10 / 659
Janus Worldwide Fund	Jun-04	Global Funds	76	355 / 471	80	288 / 359	94	271 / 290	93	131 / 140	87	258 / 296
Janus Global Life Sciences Fund	Apr-07	Global Healthcare/Biotechnology Funds	70	35 / 49	54	24 / 44	33	14 / 42	36	5 / 13	38	19 / 49
Janus Global Technology Fund	Jan-06	Global Science & Technology Funds	22	21 / 95	22	20 / 90	29	23 / 81	21	5 / 23	22	20 / 90
Janus Global Research Fund	Feb-05	Global Funds	79	372 / 471	28	100 / 359	—	—	—	—	10	31 / 321
Janus Global Opportunities Fund	Jun-01	Global Funds	24	112 / 471	47	168 / 359	61	176 / 290	—	—	16	32 / 205
Value Funds
Perkins Mid Cap Value Fund—Inv(2)	Aug-98	Mid-Cap Value Funds	3	9 / 353	4	9 / 285	3	6 / 212	3	2 / 73	2	1 / 65
Perkins Small Cap Value Fund—Inv(1,2)	Feb-97	Small-Cap Core Funds	1	6 / 775	4	23 / 616	12	56 / 487	10	22 / 221	5	5 / 123
Income Funds
Janus Flexible Bond Fund	May-07	Intermediate Investment Grade Debt	7	39 / 571	6	24 / 467	8	29 / 394	17	34 / 199	10	52 / 533
Janus High-Yield Fund	Dec-03	High Current Yield Funds	12	55 / 466	9	34 / 396	11	35 / 334	9	17 / 201	11	35 / 334
Janus Short-Term Bond Fund	May-07	Short Investment Grade Debt	4	9 / 260	2	4 / 213	3	4 / 178	6	5 / 85	6	13 / 258
Asset Allocation Funds
Janus Smart Portfolio—Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	84	575 / 689	19	102 / 553	—	—	—	—	19	103 / 548
Janus Smart Portfolio—Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	50	252 / 513	14	50 / 382	—	—	—	—	14	50 / 382
Janus Smart Portfolio—Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	41	176 / 431	11	33 / 321	—	—	—	—	11	33 / 321

Data presented reflects past performance, which is no guarantee of future results. Strong rankings and/or relative performance are not indicative of positive fund performance. Absolute performance for most funds was negative.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call JCG at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.
Data presented reflects past performance, which is no guarantee of future results.
Notes:
(1) Closed to new investors.
(2) Ranking is for the investor share class only; other classes may have different performance characteristics.
‡ In accordance with FINRA regulations, Lipper rankings cannot be publicly disclosed for time periods of less than one year.

Janus Adviser Series ("JAD") Class S Shares

			Lipper Rankings Based on Total Returns as of 12/31/08
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds
Growth Funds
Forty Fund	Jan-08	Large-Cap Growth Funds	79	628 / 803	5	30 / 679	2	9 / 567	2	5 / 274	‡
Mid Cap Growth Fund	Oct-07	Mid-Cap Growth Funds	24	143 / 602	10	49 / 522	5	18 / 419	64	124 / 195	19	112 / 592
Large Cap Growth Fund	Oct-07	Large-Cap Growth Funds	46	362 / 803	30	198 / 679	50	281 / 567	43	117 / 274	44	339 / 778
INTECH Risk-Managed Growth Fund	Jan-03	Multi-Cap Growth Funds	60	303 / 506	73	281 / 386	69	221 / 320	—	—	79	237 / 300
Orion Fund	Dec-07	Mid-Cap Growth Funds	76	455 / 602	14	70 / 522	—	—	—	—	76	455 / 602
Small-Mid Growth Fund	Jun-06	Small-Cap Growth Funds	44	260 / 603	6	29 / 507	—	—	—	—	4	21 / 526
Core Funds
Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	3	13 / 513	4	15 / 382	4	9 / 273	7	9 / 145	1	3 / 349
Growth and Income Fund	Nov-07	Large-Cap Core Funds	94	800 / 851	95	683 / 720	78	468 / 606	18	60 / 344	92	773 / 845
Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	90	764 / 851	81	578 / 720	26	153 / 606	16	52 / 344	87	733 / 845
Small Company Value Fund	Mar-02	Small-Cap Core Funds	34	261 / 775	32	196 / 616	40	195 / 487	—	—	25	98 / 404
INTECH Risk-Managed Core Fund	Jan-03	Multi-Cap Core Funds	23	180 / 787	38	239 / 640	11	48 / 455	—	—	18	71 / 407
Contrarian Fund	Aug-05	Multi-Cap Core Funds	97	763 / 787	55	350 / 640	—	—	—	—	26	154 / 596
Global/International/ Funds
International Growth Fund	Jun-03	International Funds	87	1034 / 1189	3	23 / 865	1	3 / 701	8	26 / 360	1	4 / 659
Worldwide Fund	Jun-04	Global Funds	74	345 / 471	82	292 / 359	95	274 / 290	90	126 / 140	88	261 / 296
International Equity Fund	Nov-06	International Funds	63	743 / 1189	—	—	—	—	—	—	28	279 / 1001
INTECH Risk-Managed International Fund	May-07	International Funds	29	337 / 1189	—	—	—	—	—	—	31	338 / 1096
Global Research Fund	Nov-07	Global Funds	73	341 / 471	—	—	—	—	—	—	66	303 / 464
Value Funds
Perkins Mid Cap Value Fund	Dec-02	Mid-Cap Value Funds	3	10 / 353	4	10 / 285	4	7 / 212	—	—	8	14 / 196
INTECH Risk-Managed Value Fund	Dec-05	Multi-Cap Value Funds	28	107 / 389	36	108 / 307	—	—	—	—	36	108 / 307
Alternative Funds
Long/Short Fund	Aug-06	Long/Short Equity Funds	30	29 / 96	—	—	—	—	—	—	18	9 / 49
Global Real Estate Fund	Nov-07	Global Real Estate Funds	5	4 / 84	—	—	—	—	—	—	5	4 / 82
Income Funds
Flexible Bond Fund	May-07	Intermediate Investment Grade Debt	5	23 / 571	7	30 / 467	10	39 / 394	16	32 / 199	8	40 / 533
Floating Rate High Income Fund	May-07	Loan Participation Funds	11	9 / 81	—	—	—	—	—	—	13	9 / 70
High-Yield Fund	Aug-05	High Current Yield	8	37 / 466	8	28 / 396	—	—	—	—	8	30 / 381

Rankings are for the Class S Share class only; other classes may have different performance characteristics.

Note:

  ‡
  In accordance with FINRA regulations, Lipper rankings cannot be publicly disclosed for time periods of less than one year.

Janus Aspen Series ("JAS") Institutional Shares

			Lipper Rankings Based on Total Returns as of 12/31/08
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds
Growth Funds
Forty Portfolio	Jan-08	VA Large-Cap Growth	81	182 / 224	2	4 / 203	2	2 / 189	2	1 / 70	‡
Large Cap Growth Portfolio	Oct-07	VA Large-Cap Growth	32	72 / 224	9	17 / 203	39	73 / 189	55	39 / 70	29	62 / 220
Mid Cap Growth Portfolio	Oct-07	VA Mid-Cap Growth	40	57 / 143	16	20 / 132	9	10 / 118	56	24 / 42	25	36 / 143
Core Funds
Balanced Portfolio	Apr-05	VA Mixed-Asset Target Alloc. Mod.	7	10 / 157	4	4 / 110	4	3 / 75	9	4 / 45	1	1 / 99
Growth and Income Portfolio	Nov-07	VA Large-Cap Core	82	188 / 229	81	170 / 211	52	96 / 185	12	9 / 80	76	174 / 230
Fundamental Equity Portfolio	Nov-07	VA Large-Cap Core	88	201 / 229	74	156 / 211	24	44 / 185	13	10 / 80	82	189 / 230
Global/International Funds
Worldwide Growth Portfolio	Jun-04	VA Global	78	83 / 106	80	66 / 82	95	69 / 72	84	31 / 36	90	70 / 77
International Growth Portfolio	Jun-03	VA International	93	234 / 251	7	15 / 217	2	2 / 195	7	6 / 96	2	2 / 193
Global Life Sciences Portfolio	Oct-04	VA Health/Biotechnology	70	25 / 35	9	3 / 33	11	3 / 28	—	—	7	2 / 32
Global Technology Portfolio	Jan-06	VA Science & Technology	26	15 / 57	25	13 / 53	20	10 / 50	—	—	25	13 / 53
Value Funds
Perkins Mid Cap Value Portfolio	May-03	VA Mid-Cap Value	3	2 / 83	2	1 / 74	4	2 / 62	—	—	4	2 / 61
Income Funds
Flexible Bond Portfolio	May-07	VA Intermediate Investment Grade Debt	4	2 / 64	9	5 / 57	11	6 / 54	8	2 / 25	16	10 / 64

Rankings are for the Institutional Shares only; other classes may have different performance characteristics.

Note:

‡
In accordance with FINRA regulations, Lipper rankings cannot be publicly disclosed for time periods of less than one year.

Data presented reflects past performance, which is no guarantee of future results.